                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 2, 1999
                                                          -------------

                             SURGE COMPONENTS, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)



          New York                                     0-14188                                11-2602030
          --------                                     -------                                ----------
(State or Other Jurisdiction                      (Commission File                           IRS Employer
     of Incorporation)                                 Number)                          Identification Number)


                 1016 Grand Boulevard, Deer Park, New York 11729
                 -----------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (516) 595-1818
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.           Other Events

                  On March 2, 1999, Surge Components, Inc., a New York corporation (the "Registrant"), entered into a Merger Agreement and Plan of Reorganization with Surge Acquisition Corporation and Orbit Network, Inc.("Orbit"). See Exhibit A attached hereto, a copy of the Merger Agreement and Plan of Reorganization (exhibits thereto not included) and Exhibit B a press release dated December 29,1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Surge Components, Inc.
                                             Registrant




Dated: March 16, 1999                      By: /s/ Ira Levy
                                              --------------------------------
                                               Ira Levy, President and Chief
                                               Executive Officer

                                   EXHIBIT A

                          MERGER AGREEMENT AND PLAN OF
                                 REORGANIZATION



                                  BY AND AMONG



                             SURGE COMPONENTS, INC.,



                          SURGE ACQUISITION CORPORATION



                                       AND



                               ORBIT NETWORK, INC.



                            Dated as of March 2, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE 1         THE MERGER......................................................................................1
1.1      The Merger...............................................................................................1
1.2      Effective Time...........................................................................................2
1.3      Effect of the Merger.....................................................................................2
1.4      Certificate of Incorporation; Bylaws.....................................................................2
1.5      Directors and Officers...................................................................................2
1.6      Conversion of Shares.....................................................................................3
1.7      Dissenting Shares........................................................................................5
1.8      Surrender of Certificates................................................................................5
1.9      No Further Ownership Rights in Company Common Stock......................................................7
1.10     Lost, Stolen or Destroyed Certificates...................................................................7
1.12     Tax and Accounting Consequences..........................................................................7
1.13     Taking of Necessary Action; Further Action...............................................................7

ARTICLE 2         REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................7
2.1      Organization, Standing and Power.........................................................................7
2.2      Authority................................................................................................8
2.3      Company Capital Structure................................................................................8
2.4      Subsidiaries.............................................................................................8
2.5      Company Financial Statements.............................................................................9
2.6      Taxes....................................................................................................9
2.7      Litigation...............................................................................................9
2.8      No Conflict; Required Filings and Consents...............................................................9
2.9      Year 2000 Compliance....................................................................................10
2.10     Brokers'and Finders'Fees................................................................................10

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................11
3.1      Organization, Standing and Power........................................................................11
3.2      Authority...............................................................................................11
3.3      Parent Capital Structure................................................................................11
3.4      SEC Documents; Parent Financial Statements..............................................................12
3.5      Nasdaq SmallCap Listing.................................................................................13
3.6      No Conflict; Required Filings and Consents..............................................................13
3.7      Brokers'and Finders'Fees................................................................................13

ARTICLE 4         CONDUCT OF BUSINESS PENDING THE MERGER.........................................................14
4.1      Conduct of Business by the Company Pending the Merger...................................................14
4.2      Conduct of Business by Parent and Merger Sub Pending the Merger.........................................15
4.3      Certain Actions.........................................................................................16

ARTICLE 5         ADDITIONAL AGREEMENTS..........................................................................17
5.1      Issuance of Parent Common Stock; Registration...........................................................17


                                        i

5.2      Nasdaq Compliance.......................................................................................17
5.3      Stockholders'Meetings...................................................................................17
5.4      Access to Company Information...........................................................................18
5.5      Confidentiality.........................................................................................18
5.6      Expenses................................................................................................18
5.7      Public Disclosure.......................................................................................18
5.8      Consents................................................................................................19
5.9      Reasonable Efforts......................................................................................19
5.10     Notification of Certain Matters.........................................................................19
5.11     Pooling Accounting......................................................................................19
5.12     Affiliate Agreement.....................................................................................19
5.13     Blue Sky Laws...........................................................................................20
5.14     Corrections to the Proxy Statement/Prospectus...........................................................20
5.15     Shareholder Rights Protection Plan......................................................................20
5.16     Indemnification and Insurance...........................................................................20
5.17     Change in Name..........................................................................................21
5.18     Employee Option Pool....................................................................................21

ARTICLE 6         CONDITIONS TO THE MERGER.......................................................................21
6.1      Conditions to Obligations of Each Party to Effect the Merger............................................21
6.2      Additional Conditions to the Obligations of Parent and Merger Sub.......................................22
6.3      Additional Conditions to Obligations of the Company.....................................................24

ARTICLE 7         TERMINATION, AMENDMENT AND WAIVER..............................................................25
7.1      Termination.............................................................................................25
7.2      Automatic Termination...................................................................................27
7.3      Effect of Termination...................................................................................27
7.4      Amendment...............................................................................................28
7.5      Extension; Waiver.......................................................................................28

ARTICLE 8         GENERAL PROVISIONS.............................................................................28
8.1      Non-Survival of Representations and Warranties..........................................................28
8.2      Notices.................................................................................................28
8.3      Interpretation..........................................................................................29
8.4      Counterparts............................................................................................30
8.5      Entire Agreement........................................................................................30
8.6      Severability............................................................................................30
8.7      Other Remedies..........................................................................................30
8.8      Specific Performance....................................................................................30
8.9      Governing Law...........................................................................................31
8.10     Rules of Construction...................................................................................31
8.11     Assignment..............................................................................................31
8.12     Absence of Third Party Beneficiary Rights...............................................................31
8.13     Mediation and Arbitration...............................................................................31

                                INDEX OF EXHIBITS

Exhibit           Description
-------           -----------

Exhibit A         Form of Administrative Services Agreement
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Form of Affiliate Agreement
Exhibit D         Form of Legal Opinion of Counsel to the Company
Exhibit E         Form of Employment Agreements
Exhibit F         Form of Legal Opinion of Counsel to Parent and Merger Sub


                               INDEX OF SCHEDULES

Schedule          Description
--------          -----------

Schedule 1.6(c)   Company Options
Schedule 1.6(d)   Other Rights
Schedule 2.4      Subsidiaries
Schedule 2.6      Taxes
Schedule 2.7      Litigation
Schedule 2.8      No Conflict; Required Filings and Consents
Schedule 3.6      No Conflict; Required Filings and Consents
Schedule 4.1(h)   Company Employee Benefits
Schedule 4.2(h)   Parent Employee Benefits
Schedule 5.12     Company Affiliates
Schedule 5.16     Indemnification and Insurance
Schedule 6.2(h)   Employment Agreements

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

         This MERGER AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), is made and entered into as of March 2, 1999, by and among Surge Components, Inc., a New York corporation ("Parent"), Surge Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Orbit Network, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

         B. Pursuant to the Merger and subject to the terms and conditions of this Agreement, Parent shall acquire from the stockholders of the Company all of the issued and outstanding shares of capital stock of the Company in exchange for shares of common stock of Parent.

         C. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and which qualifies for accounting treatment as a pooling of interests.

         NOW, THEREFORE, in consideration of the covenants, promises and representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                                   THE MERGER

         1.1      The Merger.

         At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation". Following the Merger, the Surviving Corporation shall be operated as a separate and distinct entity and, in connection therewith, Parent and Surviving Corporation shall enter into an Administrative Services Agreement with respect to the operations of Surviving Corporation, the form of which is attached hereto as Exhibit A.

         1.2      Effective Time.

         Unless this Agreement is earlier terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article 6, at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158-0125, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date". On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the "Effective Time"). The parties currently intend that the Closing Date will occur on or prior to April 30, 1999.

         1.3      Effect of the Merger.

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      Certificate of Incorporation; Bylaws.

         (a) The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

         (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws.

         1.5      Directors and Officers.

         (a) Surviving Corporation. The director(s) of the Surviving Corporation immediately after the Effective Time shall be F. William Guerin and three (3) nominees in his sole discretion and Ira Levy and one (1) nominee in his sole discretion, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         (b) Parent.

                  (i) Directors. Prior to the Effective Time, the Board of Directors of Parent shall have taken all corporate action necessary to cause the Board of Directors of Parent to consist of the following persons effective as of the Effective Time to serve for a term of three
         (3) years from the date thereof and until successor directors have been duly elected and have taken office: Frank Bush; F. William Guerin; Ira Levy; Steven J. Lubman; David Siegel; and Mark Siegel. In addition, prior to the Effective Time, the Board of Directors of Parent shall have taken all corporate action necessary to cause the Compensation Committee of the Board of Directors of Parent to consist of the following persons effective as of the Effective Time to serve for a term of three (3) years from the date thereof and until successor directors have been duly elected and have taken office: F. William Guerin, Chairman; David Siegel; and one (1) nominee of F. William Guerin, who shall be a non-employee of Parent and Surviving Corporation.

                  (ii) Officers. Prior to the Effective Time, the Board of Directors of Parent shall have taken all corporate action necessary to cause each of the following persons to serve as an officer of Parent in the office appearing next to such person's name effective as of the Effective Time until the Board of Directors of Parent shall have elected and appointed a replacement officer: Ira Levy, Chairman; F. William Guerin, President; Steven J. Lubman, Vice President; Frank Bush, Chief Financial Officer; and Seth D. Heyman, Secretary.

         1.6      Conversion of Shares.

         At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or any holder of any capital stock of the Company:

         (a) each share of Common Stock, $.001 par value, of the Company ("Company Common Stock") (excluding any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) or any shares of Company Common Stock held by stockholders who perfect their statutory dissenters' rights as provided in
Section 1.7) issued and outstanding at the Effective Time, subject to the terms and conditions of this Agreement, shall be converted, without any further action, into the right to receive, and become exchangeable for, that number of shares of Common Stock, $.001 par value, of Parent ("Parent Common Stock") derived by dividing thirty million by the number of outstanding shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (the "Exchange Ratio"); provided, however, that if, prior to the Effective Time, Parent should split, reclassify or combine Parent Common Stock, or pay or grant to all stockholders of Parent a stock dividend or other stock distribution in Parent Common Stock or rights to acquire Parent Common Stock, or otherwise change Parent Common Stock into any other securities, then the Exchange Ratio will be appropriately adjusted to reflect such split, reclassification, combination, stock dividend or other distribution or change; provided, further, that in the event the aggregate number of shares of Parent Common Stock issuable pursuant to the terms of this Section 1.6(a) (the "Aggregate Parent Shares") constitute less than seventy-six percent (76%) of the shares of Parent Common Stock on a fully-diluted basis that are issued and outstanding immediately prior to the Effective Time, then in such event, the Exchange Ratio will also be appropriately adjusted until the Aggregate Parent Shares shall constitute at least seventy-six percent (76%) of the shares of Parent Common Stock on a fully-diluted basis that are issued and outstanding immediately prior to the Effective Time;

         (b) each share of Company Common Stock, if any, owned by Parent or any subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and shall cease to exist from and after the Effective Time and no consideration shall be issued in exchange therefor;

         (c) each option to purchase shares of Company Common Stock ("Company Options") issued pursuant to the Orbit Network 1996 Stock Option Plan (the "Company Plan"), all of which issued and outstanding Company Options are set forth on Schedule 1.6(c) hereto shall, at the Effective Time, be assumed by Parent and shall constitute an option to acquire, on the same terms and conditions as were applicable under such assumed Company Option, that number of shares of Parent Common Stock (rounded to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to such Company Option, multiplied by (ii) the Exchange Ratio. The option exercise price for each share of Parent Common Stock issuable pursuant to an assumed Company Option shall be an amount equal to (i) the option exercise price underlying such assumed Company Option, divided by (ii) the Exchange Ratio (rounded to the nearest whole cent). As soon as practicable following the Effective Time, but in no event later than fifteen (15) days following the Effective Time, Parent shall deliver to holders of Company Options appropriate option agreements representing the right to acquire shares of Parent Common Stock on the same terms and conditions as contained in the outstanding Company Options, subject to the foregoing adjustments in the two (2) preceding sentences. Certain directors, officers and employees of the Company may be granted stock options, in the Company's sole discretion, under the Company Plan, which awards are contemplated on Schedule 4.2(i) hereto and which for purposes hereof shall be deemed to be included, to the extent granted, in the Company Options. All of such awards will be issued prior to the Effective Time pursuant to the Company's stock option agreements utilized under the Company Plan. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Options assumed in accordance with this Section 1.6(c);

         (d) except for such Company Options set forth in Section 1.6(c) above and except for such other rights to purchase or acquire Company Common Stock as are listed on Schedule 1.6(d) hereto (the "Other Rights"), there are no other options, warrants or rights to purchase Company Common Stock outstanding on the date hereof. The Company shall use its best efforts to encourage the holders of Other Rights to exercise such Other Rights prior to the Effective Time. Parent shall assume the obligations of the Company arising with respect to the Other Rights not exercised prior to the Effective Time and that survive the Merger such that the holders of such Other Rights shall receive, if and when issued in accordance with the terms of such Other Rights, such amount of Parent Common Stock as constitutes the economic equivalent of the Company Common Stock such holders would have received prior to the Effective Time upon the exercise of such Other Rights converted into Parent Common Stock at the Exchange Ratio;

         (e) each issued and outstanding share of Common Stock, $.001 par value, of Merger Sub ("Merger Sub Common Stock") shall be converted into one share of Common Stock, $.001 par value, of Surviving Corporation ("Surviving Corporation Common Stock"). Each stock certificate of Merger Sub evidencing ownership of any such shares of Merger Sub Common Stock shall continue to evidence ownership of such shares of Surviving Corporation Common Stock; and

         (f) no fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash, without interest (rounded to the nearest whole cent), equal to the product of (i) such fraction, multiplied by, (ii) the average closing bid price of a share of Parent Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq SmallCap Market. A fractional interest shall not entitle the owner thereof to vote such interest or to any other rights as a security holder with respect to such interest.

         1.7      Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be exchanged for Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

         (b) Notwithstanding the provisions of subsection 1.7(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be, pursuant to the Merger, exchanged for Parent Common Stock and fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares pursuant to Section 1.8.

         (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

         1.8      Surrender of Certificates.

         (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger. Parent shall pay all charges and expenses of Exchange Agent.

         (b) Parent to Provide Common Stock. As of the Effective Time, Parent shall deposit in an escrow account with the Exchange Agent for the benefit of the Company's stockholders the aggregate number of shares of Parent Common Stock (together with any dividends or distributions with respect thereto and cash to be paid pursuant to Section 1.6(f) with respect to any fraction of a share of Parent Common Stock) issuable pursuant to Section 1.6 in exchange for the outstanding shares of Company Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Aggregate Parent Shares contemplated to be issued pursuant hereto out of such escrow account. The escrow account shall not be used for any other purpose.

         (c) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock which, pursuant to the Merger, were exchanged for Parent Common Stock pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock, plus cash in lieu of fractional shares in accordance with Section 1.6(f) and the Certificate so surrendered shall forthwith be canceled. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely (i) ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so exchanged, and (ii) the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f).

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

         (e) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, the Exchange Agent, the Surviving Corporation or any party hereto shall not be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9      No Further Ownership Rights in Company Common Stock.

         All shares of Parent Common Stock issued pursuant to the Merger in exchange for shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be transferred to Parent.

         1.10     Lost, Stolen or Destroyed Certificates.

         In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed certificates, upon receiving notice from the holder thereof at least five (5) days before the Effective Time and upon the making of an affidavit of that fact by such holder, new shares of Company Common Stock; provided, however, that Company, as a condition precedent to the issuance thereof, shall require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made with respect to the certificates alleged to have been lost, stolen or destroyed. Subsequent to the issuance of new shares of Company Common Stock, such shares shall be surrendered to the Exchange Agent in accordance with Section 1.8.

         1.11     Tax and Accounting Consequences.

         It is intended by the parties hereto that the Merger shall (a) constitute a reorganization within the meaning of Section 368 the Code, and (b) qualify for accounting treatment as a pooling of interests.

         1.12     Taking of Necessary Action; Further Action.

         If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub as follows:

         2.1      Organization, Standing and Power.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.

         2.2      Authority.

         Subject only to the requisite approval of the Merger and this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's stockholders. The Company's Board of Directors has unanimously approved, subject to the completion of appropriate due diligence, the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         2.3      Company Capital Structure.

         The authorized stock of the Company consists of 50,000,000 shares of Company Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, $.001 par value. As of the date of this Agreement, 27,680,091 shares of Company Common Stock have been issued and are outstanding, no shares of Preferred Stock have been issued, 3,110,900 shares of Company Common Stock are subject to outstanding options, 2,574,460 shares of Company Common Stock are subject to outstanding warrants and 1,000,000 shares of Company Common Stock are subject to outstanding convertible debt securities. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. Other than as set forth in this Section 2.3 and on Schedule 1.6(d) hereto with respect to certain convertible debt securities that may be converted into Company Common Stock upon a "qualified funding" event, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         2.4      Subsidiaries.

         Except as set forth on Schedule 2.4 hereto, the Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         2.5      Company Financial Statements.

         As soon as practicable following the date of this Agreement, the Company shall cause to be delivered to Parent and Merger Sub the Company's audited balance sheet as of December 31, 1997 and December 31, 1998, respectively, and the related audited statements of operations and cash flows for the twelve-month periods then ended (collectively, the "Company Financials"). At such time as the Company Financials are delivered, the Company will represent and warrant to Parent and Merger Sub that the Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials will present fairly the financial condition and operating results of the Company as of the date and during the period indicated therein.

         2.6      Taxes.

         All federal, state and other returns and reports required to be filed by the Company have been duly filed by the Company and except as set forth on
Schedule 2.6 hereto, all taxes and other assessments and levies (including all interest and penalties) including, without limitation, income, franchise, real estate, sales, gross receipts, use and services taxes, and employment and employee withholding taxes, owed by the Company have been paid in full by the Company. Except as set forth on Schedule 2.6, all such taxes and other assessments and levies which the Company is required by law to withhold, collect or deposit have been duly withheld and collected and deposited with the proper governmental authorities or segregated and set aside for such payment, and if so segregated and set aside, shall be so paid by the Company as required by law.

         2.7      Litigation.

         Except as set forth on Schedule 2.7 hereto, there is no action, suit or proceeding of any nature pending or to the best of the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such.

         2.8      No Conflict; Required Filings and Consents.

         (a) Except as set forth on Schedule 2.8 hereto, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 6.2 below.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by Delaware Law and the Laws of the State of New York, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, or (B) do not have a Material Adverse Effect.

         2.9      Year 2000 Compliance.

         The Company has taken reasonable steps to ensure that the Company's primary computing system and software (i) will operate without substantial errors relating to date data, including any error relating to, or the product of, date data which represents or references different centuries or more than one century; (ii) will be capable of correctly processing, providing, receiving, and displaying accurate date data, and exchanging accurate date data with all products with which it is currently exchanging date data; (iii) will not abnormally end, corrupt data, or produce incorrect or invalid results as a result of date data, including date data which represents or references different centuries or more than one century or as a result of multi-century date calculations, sequencing, or comparisons; (iv) will be capable of date data century recognition and calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century; (v) will correctly recognize leap years, including the year 2000, and will handle all dates in leap years appropriately; and (vi) will properly interpret, as to century, all date data currently stored or accessible to it.

         2.10     Brokers' and Finders' Fees.

         Except for its obligation to Marquis Capital LLC and Equilink LLC, the Company's brokers and financial advisors, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

         3.1      Organization, Standing and Power.

         Parent is a corporation duly organized, validly existing and in good standing, or its equivalent, under the laws of the State of New York. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted.

         3.2      Authority.

         Subject only to the requisite approval of (a) the amendment of the Certificate of Incorporation changing the name of Parent, (b) the amendment of Parent's Certificate of Incorporation authorizing the requisite number of shares of Parent Common Stock, (c) the issuance of the requisite number of shares of Parent Common Stock, (d) the election of Frank Bush; F. William Guerin; Ira Levy; Steven J. Lubman; David Siegel; and Mark Siegel as directors of Parent for a term of three (3) years, (e) the Merger, and (f) this Agreement by Parent's stockholders, Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the approval of the Merger and this Agreement by Parent's stockholders. Each of Parent's and Merger Sub's Board of Directors has unanimously approved, subject to the completion of appropriate due diligence, the Merger and this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         3.3      Parent Capital Structure.

         (a) The authorized stock of Parent consists of 25,000,000 shares of Parent Common Stock, and 1,000,000 shares of Preferred Stock, $.001 par value. As of the date of this Agreement, 4,858,958 shares of Parent Common Stock have been issued and are outstanding, and no shares of Preferred Stock have been issued. Parent has reserved 850,000 shares of Parent Common Stock for issuance pursuant to Parent's 1995 Employee Stock Option Plan, of which as of the date hereof options for 17,000 have been issued and exercised, options for 345,000 shares were outstanding and 488,000 shares remained available for future grant. In addition, options to purchase 5,300,000 shares of Parent Common Stock have been granted that are exercisable upon the sooner of the approval by the stockholders of Parent of the Merger and of these options or five (5) years. As of the date hereof, 3,425,000 shares of Parent Common Stock are issuable upon the exercise of outstanding warrants. Other than as set forth in this Section 3.3, there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound, obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         (b) The Parent Common Stock, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         3.4      SEC Documents; Parent Financial Statements.

         Parent has filed with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Act and the Exchange Act, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and rules and regulations thereunder. Parent has furnished or made available or will make available to the Company true and correct copies of all forms, statements, reports and documents filed by Parent with the SEC since January 1, 1995, including, without limitation, Parent's Annual Report on Form 10-KSB for the year ended November 30, 1997, its Proxy Statement for its 1998 Annual Meeting of Stockholders, and its Quarterly Reports on Form 10-QSB for the quarters ended February 28, 1998, May 31, 1998, and August 30, 1998 (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Act and the Exchange Act, and the applicable rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Since August 30, 1998, Parent has not suffered any material adverse effect with respect to its business (financial or otherwise), and Parent has conducted its business only in the ordinary course and there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to Parent Common Stock or any repurchase, redemption or other acquisition by Parent of any Parent Common Stock. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB or Form 10-KSB of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments which will not be material in amount or significance). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

         3.5      Nasdaq SmallCap Listing.

         Parent's capital stock is, and at the Effective Time will be, listed for trading on the Nasdaq SmallCap Market.

         3.6      No Conflict; Required Filings and Consents.

         (a) Except as set forth on Schedule 3.6 hereto, the execution and delivery of this Agreement by the Parent and Merger Sub does not, and the performance of this Agreement by the Parent and Merger Sub and the consummation by the Parent and Merger Sub of the transactions contemplated hereby will not,
(i) conflict with or violate the Certificate of Incorporation or Bylaws of the Parent or Merger Sub, (ii) conflict with or violate any Laws applicable to the Parent or any of its subsidiaries or by which they or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect.

         (b) The execution and delivery of this Agreement by the Parent and Merger Sub does not, and the performance of this Agreement by the Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by the laws of the states of Delaware and New York, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Parent or Merger Sub from performing its obligations under this Agreement, or (B) do not have a Material Adverse Effect.


         3.7      Brokers' and Finders' Fees.

         Neither Parent nor Merger Sub has incurred, nor will Parent or Merger Sub incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE 4
                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1      Conduct of Business by the Company Pending the Merger.

         Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall:

         (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

         (b) not (i) amend or propose to amend its Certificate of Incorporation or Bylaws, (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses, (iv) engage in any transaction for the purpose of effecting a recapitalization of the Company, or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

         (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of the Company's capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except that in the ordinary course of its business and consistent with its past practices, the Company may issue shares upon exercise of outstanding options or warrants or conversion of outstanding convertible debt;

         (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities,
(iii) take any action which would jeopardize the treatment of Parent's acquisition of the Company as a "pooling of interests" for accounting purposes,
(iv) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) make any acquisition of any assets (except in the ordinary course of business) or businesses, except such strategic acquisitions that are approved by the Company's Board of Directors, (vi) sell any assets (except in the ordinary course of business) or businesses, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (e) use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with the Company and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

         (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees;

         (g) not increase the rate of remuneration payable to any of its directors, officers, employees or other representatives, or agree to do so;

         (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law and except as contemplated on
Schedule 4.1(h) hereto; and

         (i) maintain with financially responsible insurance companies insurance on its tangible assets and its business in such amounts and against such risks and losses as are consistent with past practice.

         Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be prohibited from issuing additional shares of, or any options, warrants or rights of any kind to acquire any shares of the Company's capital stock of any class or any debt or equity securities convertible or exchangeable for such capital stock for the purpose of raising working capital or retiring any debt obligations of the Company.

         4.2      Conduct of Business by Parent and Merger Sub Pending the
                  Merger.

         Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, each of Parent and Merger Sub shall:

         (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

         (b) not (i) amend or propose to amend its Certificate of Incorporation or Bylaws, (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses, (iv) engage in any transaction for the purpose of effecting a recapitalization of Parent or Merger Sub, as applicable, or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

         (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of Parent's or Merger Sub's capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except that in the ordinary course of its business and consistent with its past practices, Parent may issue shares upon exercise of outstanding options or warrants;

         (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities,
(iii) take any action which would jeopardize the treatment of Parent's acquisition of the Company as a "pooling of interests" for accounting purposes,
(iv) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) make any acquisition of any assets (except in the ordinary course of business) or businesses, (vi) sell any assets (except in the ordinary course of business) or businesses, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (e) use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with Parent or Merger Sub and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

         (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees;

         (g) not increase the rate of remuneration payable to any of its directors, officers, employees or other representatives, or agree to do so;

         (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law and except as contemplated on
Schedule 4.2(h) hereto;

         (i) file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act; and

         (j) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

         4.3      Certain Actions.

         Except with respect to this Agreement and the transactions contemplated hereby, the Company, Parent and Merger Sub shall not, directly or indirectly, solicit any Acquisition Proposal. "Acquisition Proposal" shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of, such party or any of its subsidiaries, or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its subsidiaries. The Company, Parent and Merger Sub shall not, directly or indirectly, furnish to any third party any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any agreement with respect to, any Acquisition Proposal, but may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations. The Company, Parent and Merger Sub, as applicable, shall promptly advise the other parties hereto following the receipt of any Acquisition Proposal and the details thereof, and advise such other parties hereto of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. The Company, Parent and Merger Sub shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its investment bankers, financial advisors, attorneys, accountants, consultants or other representatives not to engage in any of the foregoing.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1      Issuance of Parent Common Stock; Registration.

         Except as contemplated in the Registration Rights Agreement attached hereto as Exhibit B (the "Registration Rights Agreement"), the Parent Common Stock to be issued pursuant to the Merger will not be registered under the Act in reliance upon exemptions from registration provided by Rule 506 and/or
Section 4(2) under the Act. The certificates for shares of Parent Common Stock to be issued pursuant to the Merger shall bear appropriate legends to identify such shares as being "restricted securities" within the meaning of Rule 144(a)(3) under the Act and to comply with applicable Blue Sky Laws.

         5.2      Nasdaq Compliance.

         Parent shall use its best efforts to obtain a written ruling from The Nasdaq Stock Market, Inc. ("Nasdaq") that Marketplace Rule 4330(f) will not apply to the Merger.

         5.3      Stockholders' Meetings.

         Subject to applicable law, each of the Company and Parent, through its respective Board of Directors, shall, in accordance with applicable law and subject to the fiduciary duties of their respective Board of Directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel: (a) jointly prepare a joint proxy statement/prospectus (the "Proxy Statement/Prospectus") for use in connection with obtaining the requisite stockholder approvals and the issuance of the Parent Common Stock pursuant to the Merger; (b) duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its respective stockholders as soon as practicable for the purpose (in the case of the Company) of approving as required by Delaware Law the Merger, this Agreement and the transactions contemplated hereby (the "Company Stockholder Approval") or (in the case of Parent) of approving as required by the New York Business Corporation Law the Merger, this Agreement (including the transactions contemplated hereby) and the authorization and issuance of Parent Company Stock in connection with the Merger (the "Parent Stockholder Approval" and together with the Company

Stockholder Approval, the "Stockholder Approvals"); and (c) include in the Proxy Statement/Prospectus for use in connection with the Special Meeting of each of the Company and Parent the recommendation of their respective Board of Directors that stockholders vote in favor of the Company Stockholder Approval or the Parent Stockholder Approval, as the case may be. The Company and Parent will use commercially reasonable efforts to cause the Special Meeting to occur as soon as practicable after the date hereof.

         5.4      Access to Company Information.

         Subject to any applicable contractual confidentiality obligations (which the Company and Parent shall use their best efforts to cause to be waived), Company and Parent shall afford each other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of their respective properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Company and Parent, as applicable, as may be reasonably requested.

         5.5      Confidentiality.

         Each of the parties hereto hereby agrees to maintain the confidentiality of the information obtained in any investigation pursuant to
Section 5.4, or pursuant to the negotiation of this Agreement, in accordance with the provisions of the Confidentiality Agreement between Parent and the Company dated as of December 1, 1998.

         5.6      Expenses.

         Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, except that it is understood and agreed that Parent shall bear up to $75,000 of the expenses of the Company in connection with this Agreement and its obligations to be performed under this Agreement; provided, however, that Parent shall not be liable for $75,000 of the expenses of the Company in the event the Closing does not occur as a result of a default by the Company under the terms of this Agreement.

         5.7      Public Disclosure.

         No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved in writing by duly authorized officers of both Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Parent's obligation to comply with applicable securities laws and Nasdaq stock market regulations.

         5.8      Consents.

         The Company shall use its reasonable efforts to obtain the consents, waivers and approvals under any of its contractual agreements as may be required in connection with the Merger so as to preserve all rights of, and benefits to, the Company thereunder.

         5.9      Reasonable Efforts.

         Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         5.10     Notification of Certain Matters.

         The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the schedules of the Company attached hereto), and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.11     Pooling Accounting.

         Each of the Parent and the Company shall use its reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its reasonable efforts to cause its respective employees, directors, stockholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Neither Parent nor the Company shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling of interests, or (ii) jeopardize the tax-free nature of the reorganization hereunder.

         5.12     Affiliate Agreement.

         Schedule 5.12 hereto sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company has delivered or shall cause to be delivered to Parent prior to the Closing Date from the Company's Affiliates an executed affiliate agreement substantially in the form attached hereto as Exhibit C (the "Affiliate Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreement.

         5.13     Blue Sky Laws.

         Parent shall take such steps as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

         5.14     Corrections to the Proxy Statement/Prospectus.

         Prior to the date of the Stockholder Approvals, each of the Company, Parent and Merger Sub shall correct promptly any information provided by it to be used specifically in the Proxy Statement/Prospectus or relating to it and incorporated by reference into the Proxy Statement/Prospectus that shall have become false or misleading in any material respect and shall take all steps necessary to make any requisite filings and have declared effective or cleared any amendment or supplement to the Proxy Statement/Prospectus so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company and Parent, in each case to the extent required by applicable law.

         5.15     Shareholder Rights Protection Plan.

         The Parent shall terminate the Parent's Shareholder Rights Protection Plan, as provided therein.

         5.16     Indemnification and Insurance.

         (a) Parent and the Company agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its subsidiaries or present or former directors of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Certificate of Incorporation or Bylaws, or the Certificate of Incorporation or Bylaws (or similar governing documents) of any of the Company's subsidiaries and any indemnification agreements as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statute of limitations applicable to such matters, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder.

         (b) The officers and directors of Parent and the Surviving Corporation after the Effective Time shall be entitled to the officers' and directors' liability insurance set forth on Schedule 5.16 hereto.

         (c) In the event the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person or entity, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent, as appropriate, assume the obligations set forth in this Section 5.16.

         5.17     Change in Name.

         Simultaneously with the Merger, Parent shall amend its Certificate of Incorporation to change its name to "Orbit Network, Inc." or a derivative thereof. Prior to such name change, Parent shall take such actions and execute, deliver and file such documents as are necessary to effect the name change, including, but not limited to, obtaining approval from Parent's Board of Directors and stockholders, filing a certificate of amendment to Parent's Certificate of Incorporation with the Secretary of State of the State of New York, obtaining the trading symbol "ORBT", and making the requisite filings with and/or obtaining the requisite approvals from the SEC and the Nasdaq Stock Market.

         5.18     Employee Option Pool.

         Parent shall establish after the Merger an employee option pool representing at least 5,000,000 shares of Parent's outstanding Parent Common Stock which shall be managed by the Compensation Committee of the Board of Directors of Parent.

                                   ARTICLE 6
                            CONDITIONS TO THE MERGER

         6.1      Conditions to Obligations of Each Party to Effect the Merger.

         The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (a) Stockholder Approval. The Stockholder Approvals shall have been obtained;

         (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect;

         (c) Tax Opinions. Parent and the Company shall each have received substantially identical written opinions from their counsel, Snow Becker Krauss P.C. and Powell, Goldstein, Frazer & Murphy LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make and to use reasonable efforts to cause their stockholders to make reasonable representations as requested by such counsel for the purpose of rendering such opinions;

         (d) Regulatory Approvals and Third Party Consents. All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, including, without limitation, approval by the SEC and any applicable state securities divisions, shall have been obtained and be in effect at the Effective Time;

         (e) Registration Rights Agreement. The Registration Rights Agreement attached hereto as Exhibit B shall have been executed by Parent substantially in the form as attached hereto;

         (f) Parent Fairness Opinion. Parent shall have received from a nationally recognized investment banking or valuation firm reasonably acceptable to the Company an opinion to the effect that the Merger is appropriate for the Parent and its stockholders from a financial point of view, and such opinion shall not have been withdrawn or modified in any material adverse respect as of the Effective Time; and

         (g) Nasdaq Compliance. Parent shall either (1) have received from Nasdaq a written ruling that the Merger will not result in the Parent having to comply with Nasdaq Marketplace Rule 4330(f), or (2) the Parent shall have complied with all applicable requirements for initial inclusion of the post-merger Parent Common Stock under the Nasdaq Marketplace Rules. To the extent that operation of the Nasdaq Marketplace Rules preclude meeting any particular requirements until the Merger is consummated, Parent shall demonstrate to the Company's satisfaction that the post-Merger Parent and the Parent Common Stock will meet all such applicable requirements.

         6.2      Additional Conditions to the Obligations of Parent and Merger
                  Sub.

         The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date, except for changes contemplated by this Agreement (including the schedules of the Company) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President of the Company. "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (1) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (2) changes in GAAP, (3) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, and (4) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement;

         (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by the President of the Company;

         (c) Legal Opinion. Parent shall have received a legal opinion from Powell, Goldstein, Frazer & Murphy LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit D;

         (d) Opinion of Accountants. Parent shall have received a letter from Seligson & Giannattasio, LLP independent public accountants for Parent, as to the appropriateness of pooling of interests accounting for the Merger under GAAP, if consummated in accordance with this Agreement;

         (e) Comfort Letters. Parent shall have received "comfort" letters from Perotti and Carrade P.C., independent public accountants for the Company, dated the date of the Proxy Statement/Prospectus, the effective date of the Proxy Statement/Prospectus and the Closing Date (or such other date reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Proxy Statement/Prospectus in customary form;

         (f) Affiliate Agreements. Each of the parties identified by the Company as being one of its Affiliates shall have delivered an executed Affiliate Agreement which shall be in full force and effect;

         (g) Material Adverse Change. Since December 31, 1998, no event shall have occurred that would constitute a Material Adverse Effect to the Company;

         (h) Employment Agreements. Each of the persons listed on Schedule 6.2(h) hereto shall have executed and delivered to Parent employment agreements in substantially the form of Exhibit E attached hereto;

         (i) Due Diligence. Parent shall have conducted its due diligence of Company with results, in the sole discretion of the Board of Directors of Parent, satisfactory to it;

         (j) Employee Withholding Taxes. The Company shall have reached an agreement with the IRS that by its terms will avoid action by the IRS which would result in a Material Adverse Effect on the Company's business and shall have escrowed funds sufficient to satisfy the outstanding amounts owed to the IRS with respect to such employee withholding taxes; and

         (k) Additional Certificates. The Company shall have furnished to Parent such additional certificates, opinions and other documents as Parent may have reasonably requested as to any of the conditions set forth in this Section 6.2.

         6.3      Additional Conditions to Obligations of the Company.

         The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent and Merger Sub by the Chief Executive Officer of each of Parent and Merger Sub;

         (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer of each of Parent and Merger Sub;

         (c) Legal Opinion. The Company shall have received a legal opinion from Snow Becker Krauss P.C., counsel to Parent and Merger Sub, in substantially the form attached hereto as Exhibit F;

         (d) Opinion of Accountants. The Company shall have received a letter from Perotti and Carrade P.C., independent public accountants for the Company, as to the appropriateness of pooling of interests accounting for the Merger under GAAP, if consummated in accordance with this Agreement;

         (e) Comfort Letters. The Company shall have received "comfort" letters from Seligson & Giannattasio, LLP, independent public accountants for Parent, dated the date of the Proxy Statement/Prospectus, the effective date of the Proxy Statement/Prospectus and the Closing Date (or such other date reasonably acceptable to the Company) with respect to certain financial statements and other financial information included in the Proxy
Statement/Prospectus in customary form;

         (f) Material Adverse Change. Since August 30, 1998, no event shall have occurred that would constitute a Material Adverse Effect to Parent;

         (g) Nasdaq SmallCap Listing. Parent's capital stock shall be listed for trading on the Nasdaq SmallCap Market and the Parent Common Stock to be issued in connection with the Merger shall have been authorized for listing on the Nasdaq SmallCap Market upon official notice of issuance;

         (h) Employment Agreements. Parent shall have executed and delivered to each of the persons listed on Schedule 6.2(h) hereto employment agreements substantially in the form of Exhibit E attached hereto, Parent shall have assumed any existing employment agreements to which the Company is a party and each of Ira Levy's and Steven J. Lubman's existing employment agreements with Parent shall have been terminated and Messrs. Levy and Lubman shall have each entered into employment agreements with Parent substantially in the form of Exhibit E attached hereto;

         (i) Shareholder Rights Protection Plan. Parent shall have terminated the Shareholder Rights Protection Plan as provided therein;

         (j) Due Diligence. The Company shall have conducted its due diligence of Parent and Merger Sub with results, in the sole discretion of the Board of Directors of the Company, satisfactory to it;

         (k) Administrative Services Agreement. The Administrative Services Agreement attached hereto as Exhibit A shall have been executed by Parent substantially in the form as attached hereto; and

         (l) Additional Certificates. Parent and Merger Sub shall have furnished to the Company such additional certificates, opinions and other documents as the Company may have reasonably requested as to any of the conditions set forth in this Section 6.3.


                                   ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

         7.1      Termination.

         This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after the Stockholder Approvals are obtained:

         (a) by mutual consent of the Company and Parent;

         (b) by Parent or the Company if: (i) the Effective Time has not occurred by June 30, 1999 (provided that the right to terminate this Agreement under this clause 7.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

         (c) by Parent or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or Parent; or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Parent;

         (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within ten (10) days after the giving of written notice by Parent of such breach through the exercise of the Company's reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this
Section 7.1(d) unless such breach is not cured within ten (10) days (but no cure period shall be required for a breach which by its nature cannot be cured);

         (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in
Section 6.3(a) or Section 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within ten (10) days after the giving of written notice by the Company of such breach through the exercise of Parent's or Merger Sub's reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this
Section 7.1(e) unless such breach is not cured within ten (10) days (but no cure period shall be required for a breach which by its nature cannot be cured);

         (f) by Parent if the Company fails to recommend to its stockholders through its Board of Directors the approval of the transactions contemplated by this Agreement, or withdraws such recommendations, or if the required approvals of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof;

         (g) by the Company if Parent fails to recommend to its stockholders through its Board of Directors the approval of the transactions contemplated by this Agreement, or withdraws such recommendation, or if the required approvals of the stockholders of the Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof; or

         (h) by Parent or the Company upon execution prior to the Effective Time of a definitive agreement in connection with an Acquisition Proposal as contemplated in Section 4.3.

         Where action is taken to terminate this Agreement pursuant to this
Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         7.2      Automatic Termination.

         Anything to the contrary notwithstanding, this Agreement will be automatically terminated if Parent does not receive the appropriate approval (as required by New York law) of its stockholders for any or all of the following:

         (a) To amend its Certificate of Incorporation to change Parent's name to "Orbit Network, Inc." or a derivative thereof;

         (b) To amend its Certificate of Incorporation to authorize the requisite number of shares of Parent Common Stock envisioned hereunder;

         (c) To issue the requisite number of shares of Parent Common Stock;

         (d) The election of Frank Bush; F. William Guerin; Ira Levy; Steven J. Lubman; David Siegel; and Mark Siegel to the Board of Directors of Parent for a term of three (3) years;

         (e) The Merger; and/or

         (f) This Agreement.

         7.3      Effect of Termination.

         In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of this Section 7.3 and Sections 5.5 and
5.6 and Article 8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         7.4      Amendment.

         Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto.

         7.5      Extension; Waiver.

         At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

                                   ARTICLE 8
                               GENERAL PROVISIONS

         8.1      Non-Survival of Representations and Warranties.

         The representations and warranties set forth in Article 2 and Article 3 shall not survive beyond the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

         8.2      Notices.

         All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) five (5) business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one (1) business day after the business day of deposit with Federal Express or similar nationally recognized overnight courier for next day delivery (or, two (2) business days after such deposit if deposited for second business day delivery), if delivered by such means, or (d) one (1) business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to Parent or Merger Sub, to:

                           Surge Components, Inc.
                           1016 Grand Avenue
                           Deer Park, New York 11729-0125
                           Attention:  Ira Levy, President
                           Telephone No.:  (516) 595-1818
                           Facsimile No.:    (516) 595-1283

                  with a copy to:

                           Snow Becker Krauss P.C.
                           605 Third Avenue
                           New York, New York 10158
                           Attention:  Elliot Lutzker, Esq.
                           Telephone No.:  (212) 455-0322
                           Facsimile No.:    (212) 949-7052

         if to the Company, to:

                           Orbit Network, Inc.
                           505A San Marin Drive
                           Suite 300
                           Novato, California 94945
                           Attention:  F. William Guerin, President
                           Telephone No.:  (415) 883-1100, ext. 400
                           Facsimile No.:    (415) 883-1102

                  with a copy to:

                           Powell, Goldstein, Frazer & Murphy LLP
                           Sixteenth Floor
                           191 Peachtree Street, N.E.
                           Atlanta, Georgia 30303-1740
                           Attention:  Scott D. Smith, Esq.
                           Telephone No.:  (404) 572-6875
                           Facsimile No.:    (404) 572-6999

         8.3      Interpretation.

         The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

         8.4      Counterparts.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.5      Entire Agreement.

         This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

         8.6      Severability.

         In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7      Other Remedies.

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         8.8      Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.9      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         8.10     Rules of Construction.

         The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.11     Assignment.

         No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.12     Absence of Third Party Beneficiary Rights.

         No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

         8.13     Mediation and Arbitration.

         (a) If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement between the parties, a party hereto may, upon written notice to the other parties, request facilitated negotiations. Such negotiations shall be assisted by a neutral facilitator acceptable to all parties and shall require the best efforts of the parties to discuss with each other in good faith their respective positions and, respecting their different interests, to finally resolve such dispute.

         (b) A party may disclose any facts to the other parties or to the facilitator which such party believes, in good faith, to be necessary to resolve the dispute. All such disclosures shall be deemed in furtherance of settlement efforts and thus confidential. Except as agreed to by all parties, the facilitator shall keep confidential all information disclosed during the negotiations. The facilitator shall not act as a witness for either party in any subsequent arbitration between the parties.

         (c) Such facilitated negotiations shall conclude within sixty days from receipt of the written notice, unless extended by mutual consent of the parties. The costs incurred by each party in such negotiations shall be borne by it. Any fees or expenses of the facilitator shall be borne equally by all parties.

         (d) If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement which cannot be resolved by facilitated negotiations, then such dispute, controversy or claim shall be settled by arbitration in accordance with the laws of the State of New York and the then current Commercial Arbitration Rules of the American Arbitration Association, except that no pre-hearing discovery will be permitted unless specifically authorized by the arbitration panel. The confidentiality provisions applicable to facilitated negotiations shall also apply to arbitration.

         (e) The award issued by the arbitration panel may be confirmed in a judgment by any federal or state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitration panel, including (i) the fees and expenses of the American Arbitration Association and of the arbitration panel, and (ii) the costs, including reasonable attorneys' fees, incurred to confirm the award in court, shall be borne entirely by the non-prevailing party (to be designated by the arbitration panel in the award) and may not be allocated between the parties by the arbitration panel.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement and Plan of Reorganization to be signed by their duly authorized respective officers, all as of the date first written above.

                                      SURGE COMPONENTS, INC.


                                      By:      /s/ Ira Levy
                                         -----------------------------
                                            Ira Levy
                                            President


                                      ORBIT NETWORK, INC.


                                      By:      /s/ F. William Guerin
                                         -----------------------------
                                            F. William Guerin
                                            President


                                      SURGE ACQUISITION CORPORATION


                                      By:      /s/ Ira Levy
                                         -----------------------------
                                              Ira Levy
                                              President

         D08465.0000

                            Glossary of Defined Terms

         The following terms, when used in this Merger Agreement and Plan of Reorganization, have the meanings ascribed to them in the corresponding sections of this Merger Agreement and Plan of Reorganization listed below.

               "Act"                                        -   Section 2.8(b)
               "Acquisition Proposal"                       -   Section 4.3
               "Affiliate"                                  -   Section 5.12
               "Affiliate Agreement"                        -   Section 5.12
               "Aggregate Parent Shares"                    -   Section 1.6(a)
               "Agreement"                                  -   Preamble
               "Blue Sky Laws"                              -   Section 2.8(b)
               "Certificate of Merger"                      -   Section 1.2
               "Certificates"                               -   Section 1.8
               "Closing"                                    -   Section 1.2
               "Closing Date"                               -   Section 1.2
               "Code"                                       -   Recitals D
               "Company"                                    -   Preamble
               "Company Common Stock"                       -   Section 1.6(a)
               "Company Financials"                         -   Section 2.5
               "Company Stockholder Approval"               -   Section 5.3
               "Delaware Law"                               -   Section 1.1
               "Dissenting Shares"                          -   Section 1.7(a)
               "Effective Time"                             -   Section 1.2
               "Exchange Act"                               -   Section 2.8(b)
               "Exchange Agent"                             -   Section 1.8(a)
               "Exchange Ratio"                             -   Section 1.6(a)
               "GAAP"                                       -   Section 2.5
               "HSR Act"                                    -   Section 2.8(b)
               "Laws"                                       -   Section 2.8(a)
               "Material Adverse Effect"                    -   Section 6.2(a)
               "Merger"                                     -   Recitals A
               "Merger Sub"                                 -   Preamble
               "Merger Sub Common Stock"                    -   Section 1.6(e)
               "Nasdaq"                                     -   Section 5.2
               "Other Rights"                               -   Section 1.6(d)
               "Parent"                                     -   Preamble
               "Parent Common Stock"                        -   Section 1.6(a)
               "Parent Financial Statements"                -   Section 3.4
               "Parent Stockholder Approval"                -   Section 5.3
               "Proxy Statement/Prospectus"                 -   Section 5.3
               "Registration Rights Agreement               -   Section 5.1
               "Rule 145"                                   -   Section 5.12
               "SEC"                                        -   Section 3.4
               "SEC Documents"                              -   Section 3.4
               "Special Meeting"                            -   Section 5.3
               "Stockholder Approvals"                      -   Section 5.3

               "Surviving Corporation"                      -   Section 1.1
               "Surviving Corporation Common Stock"         -   Section 1.6(e)



                  (Remainder of page intentionally left blank)

                                    EXHIBIT B

Tuesday December 29, 1998

Company Press Release

Surge Components, Inc. Signs Letter of Intent to Acquire
Orbit Network Inc., an e-commerce Internet and travel technology company.

Deer Park, NY, December 29, 1998/PR Newswire/--Surge Components, Inc.,(NASDAQ:
SRGE-news) today announced that the Company has signed a letter of intent to acquire Orbit Network Inc. Orbit provides leisure and international travel suppliers and resellers the ability to market and distribute their products electronically to consumers, corporations and travel agents worldwide through one distribution vendor. Orbit is the only e-commerce company that provides proprietary connections to not just the Internet (World Wide Web), but also America Online, Inc. (AOL), and all the major airline reservation systems-AMADEUS, Galileo International, SABRE, and WORLDSPAN.

A selection of Orbit's global clients include: Eurostar UK Ltd., Air Jamaica, Anheiser Busch Theme Parks, Palace Resorts, Rocky Mountains Railtours, Orlando Convention & Visitor Bureau, Las Vegas Convention & Visitor Bureau and Monaco Ministry of Tourism. Orbit operates its own branded World Wide Web Sites (www.orbitnetwork.com and www.travelfile.com), one of the first travel services on America Online, Inc. (AOL) (AOL keyword: travelfile), and sites for key travel marketing partners such as the American Society of Travel Agents (ASTA) (www.astanet.com) and the Caribbean Tourism Organization (CTO) (www.caribtourism.com). Orbit currently generates annual gross revenues in excess of $2.3 million and is projecting over $12 million in revenue for 1999.

Under the letter of intent, the shareholders of Orbit would exchange their shares of Orbit for 25 million shares (76% of the then outstanding shares) of Common Stock of Surge, and Orbit would be merged into Surge or a wholly owned subsidiary.

The merger is dependent upon, among other thing, the completion of appropriate due diligence, the receipt of a fairness opinion from an independent investment banker, approval of the Surge shareholders and the completion of definitive merger documents.

The acquisition supports Surge's strategy to enter the rapidly growing e-commerce industry. "We believe this is an opportunity that will give Surge access to e-commerce and maximize shareholder value," said Ira Levy, President and CEO of Surge. "There is significant growth opportunity in the less automated leisure and international travel niches, with other e-commerce vendors primarily focused on booking air, hotel, and car, remarked F. William Guerin, President of Orbit Network Inc." With leisure travel accounting for about

50% of the annual $3.6 trillion dollars in worldwide travel spending, there is considerable market opportunity and potential for substantial long term growth. Robert DePalo, a senior partner at Equilink, LLC of New York, acted as investment banker to the parties for the transaction.

This press release contains forward looking statements regarding the Company's business strategy and future plans of operation. Forward looking statements involve known and unknown risks and uncertainties. These and other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by the Company ( available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward looking statements. The forward looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions or amendments to any forward looking statements made herein to reflect changes in the Company's expectations or future events.